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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 86 to the registration statement on Form N-1A ("Registration Statement") of our reports dated October 20, 2004, relating to the financial statements and financial highlights which appears in the August 31, 2004 Annual Reports to Shareholders of the SSgA Funds (Money Market Fund, U.S. Government Money Market Fund, Disciplined Equity Fund, Small Cap Fund, Yield Plus Fund, Bond Market Fund, Emerging Markets Fund, US Treasury Money Market Fund, Core Opportunities Fund, Intermediate Fund, Prime Money Market Fund, Tax Free Money Market Fund, International Stock Selection Fund, Tuckerman Active REIT Fund, International Growth Opportunities Fund, High Yield Bond Fund, Special Equity Fund, Aggressive Equity Fund, IAM Shares Fund, S&P 500 Index Fund, MSCI EAFE Index Fund, Large Cap Growth Opportunities Fund, Large Cap Value Fund, Life Solutions Balanced Fund, Life Solutions Growth Fund, and Life Solutions Income Fund & Growth Fund), which appear in such Statements of Additional Information, and to the incorporation into the Statement of Additional information which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 17, 2004